Exhibit 4

                      TRANSACTION IN SHARES OF THE COMPANY


            The Reporting Persons engaged in the following transactions in Shares of the Company during the past 60 days or since the filing of the
Schedule 13D, whichever is less. All transactions involved purchases of Shares on the NASDAQ National Market.

Reporting Person
With Direct
Beneficial                     Date of            Number of          Price Per
Ownership                    Transaction            Shares             Share
----------------             -----------           --------            -----
Greensea                        8/4/98              27,500             7.5284
Greentree                       8/5/98               7,500             7.3125
Greenway                        8/6/98             100,000             7.5000
Greensea                        8/6/98             100,000             7.5000
Greenbelt                       8/6/98             140,000             7.5000
Greentree                       8/6/98              65,000             7.5000
Greensea                        9/4/98             100,000             5.8125
Greenbelt                       9/4/98             100,000             5.8125
Greensea                       9/10/98              50,000             5.5000
Greenway                       10/7/98              54,500             4.5000
Greenbelt                      10/7/98              50,000             4.5000
Greensea                       10/7/98              45,500             4.5000
Greensea                       10/8/98              12,000             3.4375
Greensea                       10/8/98              82,500             3.5625
Greenway                       10/8/98              18,000             3.4375
Greenway                       10/8/98             127,500             3.5625
Greenbelt                      10/8/98              20,000             3.4375
Greenbelt                      10/8/98             130,000             3.5625













NYFS11...:\92\56392\0003\1751\SCH0088R.10A